                                                Filed pursuant to Rule 424(b)(2)
                                                   of the Securities Act of 1933
                                                                  No. 333-134402


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED OCTOBER 10, 2006

             Prospectus Supplement to Prospectus dated May 23, 2006

                                 US$

                                 (ONTARIO LOGO)

                              PROVINCE OF ONTARIO
                                    (CANADA)

                            % BONDS DUE           ,

                            -----------------------

     We will pay interest on the Bonds at the rate of        % per year.
Interest will be paid on        and        each year. The first interest payment
will be on        ,     . The Bonds will mature on        ,        . We may not
redeem the Bonds before maturity, unless specified events occur involving Canadian taxation.

     Application has been made to the Financial Services Authority for the Bonds to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange plc for the Bonds to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market, which is a regulated market for the purposes of the Investment Services Directive (93/22/EEC).

INVESTING IN THE BONDS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-6.

                            -----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------


                                                                 Per Bond            Total
                                                                 --------            -----
Public Offering Price.......................................              %      US$
Underwriting Discount.......................................              %      US$
Proceeds, before expenses, to Ontario.......................              %      US$

     The initial public offering price set forth above does not include accrued
interest, if any. Interest on the Bonds will accrue from        , 2006, and must
be paid if the Bonds are delivered after that date.

                            -----------------------

     The underwriters expect to deliver the Bonds in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and Euroclear on or about
       , 2006.

                            -----------------------


[UNDERWRITER]                                                      [UNDERWRITER]

                            -----------------------

[UNDERWRITER]
                                 [UNDERWRITER]
                                                                   [UNDERWRITER]

                            -----------------------

                   Prospectus Supplement dated        , 2006.

     The words "the Province", "we", "our", "ours" and "us" refer to the Province of Ontario.

                             ----------------------

     The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement does not constitute or form part of any offer or invitation to sell these Bonds and is not soliciting any offer to buy these Bonds in any jurisdiction where such offer or sale is not permitted. This prospectus supplement is, for the purposes of Article 15 of Directive 2003/71/EC, not a prospectus but an advertisement. In compliance with that Directive, a prospectus will be published in due course, subject to its approval by the United Kingdom Listing Authority, and investors will be able to obtain a copy of such prospectus from the office of the Province at the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, Canada M5G 1Z3 and the London paying agent, The Bank of New York, One Canada Square, London E14 5AL, England. Investors should not subscribe for any Bonds referred to in this advertisement except on the basis of information in the prospectus.

     You should rely only on the information contained in this prospectus supplement and in the prospectus dated May 23, 2006 (the "Basic Prospectus"). The Basic Prospectus contains or incorporates by reference information about us and other matters, including a description of some of the terms of our Bonds, and should be read together with this prospectus supplement. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     We are not, and the underwriters are not, making an offer to sell these Bonds in any jurisdiction where the offer or sale is not permitted. Before making an investment decision, you should consult your legal and investment advisors regarding any restrictions or concerns that may pertain to you and your particular jurisdiction. You may assume that the information appearing in this prospectus supplement and the Basic Prospectus, as well as the information we previously filed with the United States Securities and Exchange Commission, or the SEC, and incorporated by reference, is accurate in all material respects as of the date on the front cover of this prospectus supplement only.

     In connection with the issue of the Bonds, [underwriter] (or persons acting on its behalf) may over-allot Bonds (provided that the aggregate principal amount of Bonds allotted does not exceed 105 percent of the aggregate principal amount of the Bonds) or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, there is no assurance that [underwriter] (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the Bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds.
                             ----------------------

     We confirm that this prospectus supplement and the Basic Prospectus (including the documents incorporated by reference herein and therein) contain all information which is material in the context of the issue of the Bonds with regard to us and the Bonds; that the information contained herein is true and accurate in all material respects and is not misleading; that there are no other facts the omission of which makes this document as a whole or any of such information misleading; and that we have made all reasonable enquiries to ascertain all facts material for the purposes of the aforesaid.

     The Province accepts responsibility for the information in this prospectus supplement and the Basic Prospectus (including information incorporated by reference herein and therein). Having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement (including information incorporated by reference herein for purposes of the Prospectus Directive (2003/71/EC) only under "Documents Incorporated by Reference") and the Basic Prospectus is, to the best of the knowledge of the Province, in accordance with the facts and contains no omissions likely to affect its import.

     We have filed a registration statement with the SEC covering the portion of the Bonds to be sold in the United States or in circumstances where registration of the Bonds is required. For further information about us and the Bonds, you should refer to our registration statement and its exhibits. This prospectus supplement and the Basic Prospectus summarize material provisions of the agreements and other documents that you should refer to. Since the prospectus supplement and the Basic Prospectus may not contain all the information that you may find important, you should review the full text of these documents and the documents incorporated by reference in the Basic Prospectus.

     We file reports and other information with the SEC in the United States. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room and the applicable copy charges.

     References in this prospectus supplement to the European Economic Area are to the member states of the European Union together with Iceland, Norway and Liechtenstein.
                             ----------------------

     References in this prospectus supplement to "$" and "Canadian dollars" are to lawful money of Canada and "U.S.$" and "U.S. dollars" are to lawful money of the United States of America. The inverse of the noon buying rate in New York,
New York on        , 2006 for cable transfers in United States dollars and
Canadian dollars as certified for customs purposes by the Federal Reserve Bank
of New York was $1.00 = U.S.$       .

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
PROSPECTUS SUPPLEMENT
Summary of the Offering.....................................    S-4
Risk Factors................................................    S-6
Description of Bonds........................................    S-8
Clearing and Settlement.....................................   S-13
Taxation....................................................   S-16
Credit Ratings..............................................   S-16
Underwriting................................................   S-18
Legal Matters...............................................   S-20
Authorized Agent............................................   S-20
Documents Incorporated by Reference.........................   S-20
Forward-Looking Statements..................................   S-21
General Information.........................................   S-21
PROSPECTUS
About This Prospectus.......................................      3
Where You Can Find More Information.........................      3
Province of Ontario.........................................      4
Description of Debt Securities and Warrants.................      4
Use of Proceeds.............................................     10
Plan of Distribution........................................     10
Debt Record.................................................     11
Legal Matters...............................................     11
Authorized Agent............................................     11
Experts and Public Official Documents.......................     11

                            SUMMARY OF THE OFFERING

     This summary must be read as an introduction to this prospectus supplement and the Basic Prospectus and any decision to invest in the Bonds should be based on a consideration of the prospectus supplement and the Basic Prospectus as a whole, including the documents incorporated by reference. Following the implementation of the relevant provisions of the Prospectus Directive (Directive 2003/71/EC) in each Member State of the European Economic Area no civil liability will attach to the Province in any such Member State solely on the basis of this summary, including any translation thereof, unless it is misleading, inaccurate or inconsistent when read together with the other parts of this prospectus supplement and Basic Prospectus. Where a claim relating to the information contained in this prospectus supplement and Basic Prospectus is brought before a court in a Member State of the European Economic Area, the plaintiff may, under the national legislation of the Member State where the claim is brought, be required to bear the costs of translating the prospectus supplement and the Basic Prospectus before the legal proceedings are initiated.

ISSUER                The Province of Ontario.

AGGREGATE PRINCIPAL
AMOUNT                US$          .

INTEREST RATE                % per year.

MATURITY DATE                ,        .

INTEREST PAYMENT
DATES                        and        of each year, commencing        ,      .
                      Interest will accrue from        , 2006.

REDEMPTION            We may not redeem the Bonds prior to maturity, unless
                      specified events occur involving Canadian taxation.

PROCEEDS              After deducting the underwriting discount and our
                      estimated expenses of US$       , our net proceeds will be
                      approximately US$       .

MARKETS The Bonds are offered for sale in the United States, Canada, Europe and Asia.

LISTING We have applied to admit the Bonds to the Official List of the UK Listing Authority and to admit the Bonds to trading on the regulated market of the London Stock Exchange.

FORM OF BOND AND
SETTLEMENT            The Bonds will be issued in the form of one or more fully
                      registered permanent global bonds held in the name of Cede
                      & Co., as nominee of The Depository Trust Company, known as DTC, and will be recorded in a register held by The
                      Bank of New York, as Registrar. Beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global bonds through any of DTC (in the United States), or Clearstream Banking, societe anonyme, known as Clearstream, Luxembourg or Euroclear Bank S.A./N.V. as operator of the Euroclear System or any successor in that capacity, known as Euroclear outside the United States if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests as indirect participants of DTC.

                      Except in limited circumstances, investors will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive form and will not be considered holders thereof under the fiscal agency agreement.

                      Bonds will only be sold in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000. Initial settlement for the Bonds will be made in immediately available funds. Principal of and interest on the Bonds are payable in U.S. dollars.

WITHHOLDING TAX       Principal of and interest on the Bonds are payable by us
                      without withholding or deduction for Canadian withholding taxes to the extent permitted under applicable law, as set forth in this prospectus supplement.

STATUS OF THE BONDS   The Bonds will be our direct unsecured obligations and as
                      among themselves will rank pari passu and be payable without any preference or priority. The Bonds will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of Ontario.

     We may be contacted at the Ontario Financing Authority, 1 Dundas Street West, 14th Floor, Toronto, Ontario, Canada M5G 1Z3. Our telephone number is
(416) 325-8103.

                                  RISK FACTORS

     We believe that the following factors may be material for the purpose of assessing the market risks associated with the Bonds.

     We believe that the factors described below represent the principal risks inherent in investing in the Bonds but we do not represent that the statements below regarding the risks of holding any Bonds are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement and in the Basic Prospectus (including any documents deemed to be incorporated by reference herein or therein) and reach their own views prior to making any investment decision.

THE BONDS MAY NOT BE A SUITABLE INVESTMENT FOR ALL INVESTORS

     Each potential investor in the Bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

     (i) have sufficient knowledge and experience to make a meaningful evaluation of the Bonds, the merits and risks of investing in the Bonds and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement;

     (ii) have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Bonds and the impact the Bonds will have on its overall investment portfolio;

     (iii) have sufficient financial resources and liquidity to bear all of the risks of an investment in the Bonds, including where the currency for principal or interest payments is different from the potential investor's currency;

     (iv) understand thoroughly the terms of the Bonds and be familiar with the behaviour of any relevant indices and financial markets; and

     (v) be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

THERE IS NO ACTIVE TRADING MARKET FOR THE BONDS

     The Bonds will be new securities which may not be widely distributed and for which there is currently no active trading market. If the Bonds are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. Although the Bonds have been admitted to listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange, there is no assurance that an active trading market will develop.

BECAUSE THE BONDS ARE HELD BY OR ON BEHALF OF DTC, INVESTORS WILL HAVE TO RELY ON ITS PROCEDURES FOR TRANSFER, PAYMENT AND COMMUNICATION WITH US

     The Bonds will be deposited with DTC. Except in limited circumstances, investors will not be entitled to receive Bonds in definitive form. DTC will maintain records of the beneficial interests in the Bonds. Investors will be able to trade their beneficial interests only through DTC.

     We will discharge our payment obligations under the Bonds by making payments to DTC for distribution to its account holders. A holder of a beneficial interest in the Bonds must rely on the procedures of DTC to receive payments under the Bonds. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Bonds.

     Holders of beneficial interests in the Bonds will not have a direct right to vote in respect of the Bonds. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint proxies. Similarly, holders of beneficial interests in the Bonds will not have a direct right under the Bonds to take enforcement action against us in the event of a default under the Bonds.

EUROPEAN UNION SAVINGS DIRECTIVE

     Under European Council Directive 2003/48/EC on taxation of savings income, Member States are required, from 1st July, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Austria, Belgium and Luxembourg are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have agreed to adopt similar measures (a withholding system in the case of Switzerland) with effect from the same date.

     If a payment were to be made or collected through a Member State or non-EU country or territory which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither we nor any Paying Agent nor any other person would be obliged to pay additional amounts with respect to any Bonds as a result of the imposition of such withholding tax. If a withholding tax is imposed on payment made by a Paying Agent, we will be required to maintain a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the Directive.

THE SECONDARY MARKET GENERALLY

     Investors may not be able to sell their Bonds at prices that will provide them with a yield comparable to similar investments that have a more highly developed secondary market.

EXCHANGE RATE RISKS AND EXCHANGE CONTROLS

     We will pay principal and interest on the Bonds in the currency of the United States. This presents certain risks relating to currency conversions if an investor's financial activities are denominated principally in a currency or currency unit (the "Investor's Currency") other than the currency of the United States. These include the risk that exchange rates may significantly change (including changes due to devaluation of the currency of the United States or revaluation of the Investor's Currency) and the risk that authorities with jurisdiction over the Investor's Currency may impose or modify exchange controls. An appreciation in the value of the Investor's Currency relative to the currency of the United States would decrease (1) the Investor's Currency-equivalent yield on the Bonds, (2) the Investor's Currency-equivalent value of the principal payable on the Bonds and (3) the Investor's Currency-equivalent market value of the Bonds.

     Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

     Investment in the Bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the Bonds.

CREDIT RATINGS MIGHT NOT REFLECT ALL RISKS

     The Bonds have been assigned the Province's long-term issuer rating of AA by Standard & Poor's, Aa2 by Moody's Investor Services Inc. and AA by Dominion Bond Rating Service Limited. The ratings might not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Bonds. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

LEGAL INVESTMENT CONSIDERATIONS MAY RESTRICT CERTAIN INVESTMENTS

     The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) the Bonds are legal investments for it, (2) the Bonds can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Bonds. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Bonds under any applicable risk-based capital or similar rules.

                              DESCRIPTION OF BONDS

GENERAL

     Our        % Bonds due        ,        , in the aggregate principal amount
of US$       will be issued under a fiscal agency agreement dated as of        ,
2006, between us and The Bank of New York, as registrar, fiscal agent, transfer agent and principal paying agent (the "Registrar"), which defines your rights as a holder of the Bonds.

     The information contained in this section and in the Basic Prospectus summarizes some of the terms of the Bonds and the fiscal agency agreement. You should read the information set forth below together with the section "Description of Debt Securities and Warrants" in the Basic Prospectus, which summarizes the general terms of the Bonds and the fiscal agency agreement. This prospectus supplement describes the terms of the Bonds in greater detail than the Basic Prospectus and may provide information that differs from the Basic Prospectus. If the information in this prospectus supplement differs from the Basic Prospectus, you should rely on the information in this prospectus supplement. You should also read the fiscal agency agreement and the exhibits thereto, including the form of Global Bonds (as defined below), a copy of which will be filed as an exhibit to the registration statement and will be available for inspection at the office of the London paying agent, for a full description of the terms of the Bonds.

     References to principal and interest in respect of the Bonds shall be deemed also to refer to any Additional Amounts which may be payable as described below. See "Payment of Additional Amounts".

STATUS OF THE BONDS

     The Bonds will be our direct unsecured obligations and as among themselves will rank pari passu and be payable without any preference or priority. The Bonds will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of Ontario.

FORM, DENOMINATION AND REGISTRATION

     The Bonds will be issued in the form of fully registered permanent global bonds ("Global Bonds") registered in the name of Cede & Co., as nominee of DTC, and held by The Bank of New York as custodian for DTC, or the DTC Custodian. Beneficial interests in the Global Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Bonds through any of DTC (in the United States), or Clearstream, Luxembourg or Euroclear outside the United States if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in their respective depositaries' names on the books of DTC. Except in the limited circumstances described herein, owners of beneficial interests in the Global Bonds will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive form and will not be considered registered holders thereof under the fiscal agency agreement. See "Title" and "Definitive Certificates".

     Bonds will only be sold in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000.

     All Bonds will be recorded in a register maintained by the Registrar, and will be registered in the name of Cede & Co., for the benefit of owners of beneficial interests in the Global Bonds, including participants of Clearstream, Luxembourg and Euroclear.

     The Registrar will not impose any fees in respect of the Bonds, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Bonds. However, owners of beneficial interests in the Global Bonds may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such interests are held with the clearing systems.

TITLE

     Subject to applicable law and the terms of the fiscal agency agreement, we, the Registrar, and any paying agent appointed pursuant to the fiscal agency agreement shall deem and treat the registered holders of the Bonds as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to or on the order of the registered holders shall be valid and effectual to discharge our liability and that of the Registrar in respect of the Bonds to the extent of the sum or sums so paid.

INTEREST

     The Bonds will bear interest from and including        , 2006 at a rate of
       % per annum. Interest for the initial interest period from, and
including,        , 2006 to, but excluding        ,      will be payable on
       ,      . Thereafter, interest will be payable in two equal semi-annual
installments in arrears on        and        of each year. Interest will be
payable to the persons in whose name the Bonds are registered at the close of
business on the preceding        or        (the regular record dates), as the
case may be. Interest on the Bonds will cease to accrue on the date fixed for redemption or repayment unless payment of principal is improperly withheld or refused. Any overdue principal or interest on the Bonds shall bear interest at
the rate of        % per annum (before and after judgment) until paid, or if
earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with "Notices" below. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

YIELD

     The yield,        %, is calculated as the semi-annual expected return based
on the cash flows of the Bonds assuming one continuous re-investment rate for periodic coupon payments. The yield is calculated at the issue date on the basis of the initial public offering price. It is not an indication of future yield.

PAYMENTS

     Principal of and interest on the Bonds (including Bonds in definitive form if issued in exchange for the Global Bonds as described under "Definitive Certificates") are payable by us in such coin or currency of the United States as at the time of payment is legal tender for the payment of public or private debt to the persons in whose names the Bonds are registered on the record date preceding any interest payment date, the Maturity Date or the date of redemption, as the case may be. Ownership positions within each clearing system will be determined in accordance with the normal conventions observed by such system. The Registrar will act as our principal paying agent for the Bonds pursuant to the fiscal agency agreement. The Registrar will pay amounts received from the Province directly to Cede & Co. Neither we nor the Registrar will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to, or payments made by DTC, Clearstream, Luxembourg or Euroclear on account of, beneficial interests in the Global Bonds or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to such beneficial interests. With respect to payments on bonds issued in definitive form, see "Definitive Certificates".

     If any date for payment in respect of any Bond is not a business day, the registered holder thereof shall not be entitled to payment until the next following business day, and no further interest shall be paid in respect of the delay in such payment, unless such next following business day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding business day as if made on the date such payment was due. In this paragraph "business day" means a day on which banking institutions in The City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed. If the Bonds have been issued in definitive form and a date for payment is a business day but is a day on which the London paying agent or any other paying agent is closed at the applicable place of payment, a registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not generally authorized or obligated by law or executive order to be closed, and no further interest shall be paid in respect of the delay in such payment.

FURTHER ISSUES

     We may, from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any further bonds shall be issued subject to agreements supplemental to the fiscal agency agreement.

PAYMENT OF ADDITIONAL AMOUNTS

     All payments of, or in respect of, principal of and interest on the Bonds will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, we (subject to our right of redemption described herein) will pay to the registered holders of the Bonds such additional amounts (the "Additional Amounts") as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond presented for payment:

     (a) by or on behalf of a holder who is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of the holder being connected with Canada otherwise than merely by the holding or ownership as a non-resident of Canada of such Bond; or

     (b) more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the "Relevant Date" in relation to any Bond means whichever is the later of

        (i) the date on which the payment in respect of such Bond becomes due and payable; or

        (ii) if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received.

MATURITY, REDEMPTION AND PURCHASES

     The principal amount of the Bonds shall be due and payable on        ,
       (the "Maturity Date"). The Bonds are not redeemable prior to the Maturity Date unless specified events occur involving Canadian taxation as provided below.

     The Bonds may be redeemed at our option in whole, but not in part, at any time, on giving not less than 30 days' and not more than 60 days' notice to registered holders of Bonds in accordance with "Notices" below (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) we have paid or we will become obliged to pay Additional Amounts as provided or referred to in "Payment of Additional Amounts" above as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or
regulations, which change or amendment becomes effective on or after        ,
2006, and (b) such obligation cannot be avoided by our taking reasonable measures available to us, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the Registrar a certificate signed by one of our officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred.

     We may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract at any price and may cause the Registrar to cancel any Bonds so purchased.

DEFINITIVE CERTIFICATES

     No beneficial owner of Bonds will be entitled to receive Bonds in definitive form except in the limited circumstances described below.

     If DTC notifies us that it is unwilling or unable to continue as depositary in connection with the Global Bonds or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by us within a reasonable period after receiving such notice or becoming aware that DTC is no longer so registered, we will issue or cause to be issued fully registered Bonds in definitive form upon registration of transfer of, or in exchange for, the Global Bonds. We may also at any time and in our sole discretion determine not to have any of the Bonds held in the form of the Global Bonds and, in such event, we will issue or cause to be issued fully registered Bonds in definitive form upon registration of transfer of, or in exchange for, such Global Bonds.

     For so long as the Bonds are listed on the London Stock Exchange and if the rules of such stock exchange on which the Bonds are listed so require, we have agreed to appoint and maintain paying agent in the City of London to act on our behalf. Payments of interest on fully registered Bonds in definitive form will be made by the Registrar by cheque or wire transfer in accordance with the fiscal agency agreement. Fully registered Bonds in definitive form may be surrendered at the office of the London paying agent for payment of principal at maturity or on the date fixed for redemption.

MODIFICATION

     The fiscal agency agreement and the Bonds may be amended or supplemented by us on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein, or effecting the issue of further bonds as described under "Further Issues" above, or in any other manner which we may deem necessary or desirable and which, in our reasonable opinion, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the holders of Bonds.

     The fiscal agency agreement will contain provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by us to the fiscal agency agreement (except as provided in the immediately preceding paragraph) and the Bonds (including the terms and conditions thereof). An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, (except as provided in the immediately preceding paragraph) whether present or not; provided, however, that no such modification or amendment to the fiscal agency agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any interest payment date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the fiscal agency agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

     The term "Extraordinary Resolution" will be defined in the fiscal agency agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons being or representing registered holders of Bonds with at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by us or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

GOVERNING LAW

     The Bonds and the fiscal agency agreement will be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in Ontario.

NOTICES

     All notices will be published in English in the Financial Times in London, The Wall Street Journal in New York and The Globe and Mail in Toronto. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as we, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

PRESCRIPTION

     Our obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. Our obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.

                            CLEARING AND SETTLEMENT

     Links have been established among DTC, Clearstream, Luxembourg and Euroclear to facilitate the initial issuance of the Bonds and cross-market transfers of the Bonds associated with secondary market trading. DTC will be linked indirectly to Clearstream, Luxembourg and Euroclear through the DTC accounts of their respective depositaries in the United States.

THE CLEARING SYSTEMS

     The clearing systems have advised us as follows:

     DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, "DTC Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

     Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC's records. The ownership interest of each actual purchaser of each Bond (a "beneficial owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

     To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other nominee of DTC) will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an "omnibus proxy" to the Province as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

     Principal, premium, if any, and interest payments on the Bonds will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). DTC's practice is to credit Direct

Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Province or the applicable Registrar, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Registrar or the Province, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Province or the Registrar, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Province or the Registrar. Under such circumstances, in the event that a successor securities depository is not obtained, Bonds in definitive form are required to be printed and delivered to each holder.

     The Province may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Bonds in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Province believes to be reliable, but is subject to any changes to the arrangements between the Province and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

     CLEARSTREAM, LUXEMBOURG. Clearstream, Luxembourg, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Clearstream, Luxembourg. On January 10, 2000, Clearstream, Luxembourg's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Clearstream, Luxembourg) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Clearstream, Luxembourg was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000, DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Clearstream, Luxembourg" and the entity previously named "Deutsche Borse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers ("Clearstream, Luxembourg Participants") through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,

Luxembourg. Clearstream, Luxembourg has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Distributions of interest and principal with respect to Bonds held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

     EUROCLEAR. Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions of interest and principal with respect to Bonds held beneficially through Euroclear will be credited to cash accounts of Euroclear Participants in accordance with its rules and procedures, to the extent received by its depositary in the United States.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     Initial settlement for the Bonds will be made in immediately available funds.

     Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream, Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     TRANSFERS BETWEEN DTC AND CLEARSTREAM, LUXEMBOURG OR
EUROCLEAR. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Bonds in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the respective U.S. depositaries.

     Because of time-zone differences, credits of Bonds received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such Bonds settled during such processing will be reported to the relevant Clearstream, Luxembourg Participants or Euroclear Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Bonds by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be generally available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

                                    TAXATION

CANADIAN TAXATION

     Please refer to the statements under "Description of Debt Securities and Warrants -- Canadian Income Tax Considerations" in the Basic Prospectus for a summary of the principal Canadian federal income tax consequences generally applicable to a holder of Bonds acquired pursuant to this prospectus supplement who, for the purposes of the Income Tax Act (Canada), is a Non-resident Holder (as defined in the Basic Prospectus).

UNITED STATES TAXATION

     Please refer to the statements under "Description of Debt Securities and Warrants -- United States Income Tax Considerations" in the Basic Prospectus for a summary of the material United States federal income tax considerations regarding the purchase, ownership and disposition of the Bonds to United States Holders (as defined in the Basic Prospectus) who are initial purchasers of Bonds purchasing Bonds at the price set forth on the cover page of this prospectus supplement.

                                 CREDIT RATINGS

     The Bonds have been assigned the Province's long-term issuer rating of AA by Standard & Poor's ("S&P"), Aa2 by Moody's Investors Service Inc. ("Moody's") and AA by Dominion Bond Rating Service Limited ("DBRS") (S&P, Moody's and DBRS are each a "Rating Agency"). The rating outlook from each of S&P, Moody's and DBRS is stable. Credit ratings are intended to provide investors with an independent measure of credit quality. The Rating Agencies' long-term ratings range from a high of AAA to a low of D for S&P, a high of Aaa to a low of C for Moody's, and a high of AAA to a low of D for DBRS.

     According to the S&P rating system, an obligor rated AA has a very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree. The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. According to the Moody's rating system, obligations rated Aa are judged to be of a high quality and are subject to very low credit risk. Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. According to DBRS' rating system, long-term debt rated AA is "of superior credit quality", and protection of interest and principal is considered high. Given the extremely restrictive definition DBRS has for the AAA category, entities rated AA are also considered to be strong credits, typically exemplifying above average strength in key areas of consideration and unlikely to be significantly affected by reasonably foreseeable events. Each rating category is denoted by subcategories "high" and "low". The absence of a "high" or "low" designation indicates the rating is in the "middle" of the category. The "high", "middle" and "low" grades are not used for the AAA and D categories.

     The credit ratings accorded to the Province by the Rating Agencies are not recommendations to purchase, hold or sell the Bonds inasmuch as such ratings do not comment as to market price or suitability for a particular issue. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by a Rating Agency in the future if, in its judgment, circumstances so warrant. The lowering of any rating may negatively affect the quoted market price, if any, of the Bonds.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement
dated as of                , 2006, the underwriters named below have agreed to
purchase, and we have agreed to sell to the underwriters, the principal amount of Bonds set forth below.

UNDERWRITER                                                     PRINCIPAL AMOUNT
-----------                                                    ------------------
[underwriter]...............................................   U.S.$
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
[underwriter]...............................................
                                                               ------------------
  Total.....................................................   U.S.$
                                                               ==================

     Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all of the Bonds, if any are taken.

     The underwriters propose to offer the Bonds directly to the public at the initial offering price set forth on the cover page of this prospectus supplement. After the Bonds are released for sale to the public, the offering price terms may be changed.

     The Bonds are offered for sale in the United States, Canada, and those jurisdictions in Europe and Asia where it is legal to make such offers.

     The underwriters have agreed that they will not offer, sell or deliver any of the Bonds, directly or indirectly, or distribute this prospectus supplement or Basic Prospectus or any other offering material relating to the Bonds, in or from any jurisdiction except under circumstances that will, to the best of their knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on us except as set forth in the underwriting agreement.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Bonds to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Bonds which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Bonds to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Bonds to the public" in relation to any Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     Each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

     The underwriters have further acknowledged and agreed that the Bonds have not been and will not be registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law. As part of the offering, the underwriters may offer the Bonds in Japan to a list of 49 offerees in accordance with the above provisions.

     In addition, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rule made under the SFO, or
(ii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are intended to be disposed of only to persons outside Hong Kong or only "professional investors" within the meaning of the SFO and any rules made thereunder.

     Purchasers may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth above.

     We have been advised by the underwriters that they intend to make a market in the Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, the Bonds.

     In connection with the issue of the Bonds, [underwriter] (or persons acting its behalf) may over-allot Bonds (provided that the aggregate principal amount of Bonds allotted does not exceed 105 percent of the aggregate principal amount of the Bonds) or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, there is no assurance that [underwriter] (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the Bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate
that we will pay approximately US$       for expenses associated with the
offering of the Bonds. Save for the underwriting discount, so far as we are aware, no person involved in the issue of the Bonds has an interest material to the offer.

     In the course of their respective businesses, the underwriters and their respective affiliates have engaged in and may in the future engage in investment banking and other transactions with us.

                                 LEGAL MATTERS

     The legality of the Bonds will be passed upon on our behalf by the Deputy Attorney General of the Province of Ontario, the Assistant Deputy Attorney General of the Province of Ontario, the Acting Assistant Deputy Attorney General of the Province of Ontario or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, and on behalf of the underwriters by Stikeman Elliott LLP, Canadian counsel for the underwriters. Stikeman Elliott LLP have, from time to time, rendered legal services to us. Certain U.S. legal matters in connection with the offering of the Bonds will be passed upon on our behalf by Shearman & Sterling LLP and on behalf of the underwriters by Davis Polk & Wardwell.

     The statements in this prospectus supplement under "Taxation -- Canadian Taxation" and in the Basic Prospectus under "Description of Debt Securities and Warrants -- Canadian Income Tax Considerations" are set forth herein in reliance upon the opinion of the Deputy Attorney General, the Assistant Deputy Attorney General of the Province of Ontario, the Acting Assistant Deputy Attorney General of the Province of Ontario or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, and Stikeman Elliott LLP, and the statements in this prospectus supplement under "Taxation -- United States Taxation" and in the Basic Prospectus under "Description of Debt Securities and Warrants -- United States Income Tax Considerations" are set forth therein in reliance upon the opinion of Shearman & Sterling LLP, our United States counsel.

                                AUTHORIZED AGENT

     Our authorized agent in the United States is the Financial Counsellor and Consul, Canadian Embassy, 501 Pennsylvania Avenue N.W., Washington, D.C. 20001.

                      DOCUMENTS INCORPORATED BY REFERENCE

     For purposes of the Prospectus Directive (2003/71/EC) only, any reference, whether in this prospectus supplement or the Basic Prospectus, to this prospectus supplement or the Basic Prospectus means such documents excluding all documents incorporated by reference herein or therein other than such documents incorporated by reference herein by this section "Documents Incorporated by Reference". For purposes of the Prospectus Directive (2003/71/EC) only, the following documents, which have been previously filed with the Financial Services Authority in the United Kingdom, shall be deemed to be incorporated in, and to form part of, this prospectus supplement:

     (1) Exhibit (d) to the Province's Annual Report on Form 18-K dated December 9, 2005 and filed with the SEC on December 13, 2005;

     (2) the 2006 Ontario Budget presented to the Legislative Assembly of Ontario on March 23, 2006;

     (3)  the 2006-2007 First Quarter Ontario Finances dated June 30, 2006; and

     (4) the Public Accounts of Ontario 2005-2006 -- Annual Report and Consolidated Financial Statements, dated August 2, 2006.

provided that any statement contained in a document all or the relative portion of which is incorporated by reference shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise).

     Copies of documents incorporated by reference in this prospectus supplement under this section "Documents Incorporated by Reference" can be obtained from the office of the Issuer at the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, Canada M5G 1Z3 and the London paying agent, The Bank of New York, One Canada Square, London E14 5AL, England.

                           FORWARD-LOOKING STATEMENTS

     The following documents relating to the Province's securities offered by this prospectus supplement may contain forward-looking statements:

     -  this prospectus supplement;

     -  the Basic Prospectus; and

     - the documents incorporated by reference into this prospectus supplement and the Basic Prospectus.

     Forward-looking statements are statements that are not historical facts, including statements about the Province's beliefs and expectations. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

                              GENERAL INFORMATION

     The Bonds have been accepted for clearance through DTC, Clearstream,
Luxembourg and Euroclear. The Common Code for the Bonds is                , the
ISIN for the Bonds is                and the CUSIP number for the Bonds is
               .

     The issue and sale of the Bonds was authorized by Order of the Lieutenant
Governor in Council of Ontario dated                ,                , made
pursuant to the Financial Administration Act (Ontario).

     There have been no significant changes in the Province's public finance and trade position since March 31, 2006, the end of the Province's last fiscal year, or, where the Province's public finance and trade position is stated as at December 31, 2004 or as at March 31, 2005 (being the most recent date for which such information is available), since that date.

     Except for the claims outstanding against the Crown in right of the Province as at March 31, 2006 (94 of these claims being for amounts over $50 million) and referred to in Note 10, "Contingent Liabilities -- Claims Against the Crown", contained in the Public Accounts of Ontario 2005-2006 -- Annual Report and Consolidated Financial Statements, dated August 2, 2006 (incorporated by reference herein) there are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Province is aware), during a period covering the 12 months preceding the date of this prospectus supplement (and this prospectus, for purposes of the Prospective Directive (2003/71/EC)) which may have, or have had in the recent past, significant effects on the Province's financial position. These claims arise from legal action, either in progress or threatened, in respect of aboriginal land claims, breach of contract, damages to persons and property and like items. The cost to the Province, if any, cannot be determined because the outcome of these actions is uncertain.

     Copies of the following documents will, so long as any Bonds are outstanding, be available for inspection during usual business hours at the specified office of the London paying agent: (a) the documents incorporated by reference herein for purposes of the Prospectus Directive (2003/71/EC) only under "Documents Incorporated by Reference"; (b) the fiscal agency agreement (which will contain the form of the Global Bonds); (c) the underwriting agreement; and (d) the Order of the Lieutenant Governor in Council of Ontario authorizing the issue and sale of the Bonds.

                                     ISSUER

                              PROVINCE OF ONTARIO
                          c/o Chief Executive Officer
                          Ontario Financing Authority
                             One Dundas Street West
                                   Suite 1400
                                Toronto, Ontario
                                 Canada M5G 1Z3

                                  UNDERWRITERS

       [NAME AND ADDRESS OF UNDERWRITER]                [NAME AND ADDRESS OF UNDERWRITER]
       [NAME AND ADDRESS OF UNDERWRITER]                [NAME AND ADDRESS OF UNDERWRITER]

                        REGISTRAR, FISCAL, TRANSFER, AND
                    PRINCIPAL PAYING AGENT AND DTC CUSTODIAN

                              THE BANK OF NEW YORK
                         101 Barclay Street, 21st Floor
                               New York, New York
                                  U.S.A. 10286

                              LONDON PAYING AGENT

                              THE BANK OF NEW YORK
                               One Canada Square
                            London E14 5AL, England



                                 LEGAL ADVISORS


                 to the Issuer                                 to the Underwriters



               as to Canadian law                               as to Canadian law
        MINISTRY OF THE ATTORNEY GENERAL                       STIKEMAN ELLIOTT LLP
             Legal Services Branch                             Commerce Court West
              Ministry of Finance                                 199 Bay Street
                 777 Bay Street                                  Toronto, Ontario
                   11th floor                                     Canada M5L 1B9
                Toronto, Ontario
                 Canada M5G 2C8



                 as to U.S. law                                   as to U.S. law
            SHEARMAN & STERLING LLP                           DAVIS POLK & WARDWELL
              Commerce Court West                              450 Lexington Avenue
                 199 Bay Street                                 New York, New York
                Toronto, Ontario                                   U.S.A. 10017
                 Canada M5L 1E8

          as to United Kingdom Listing Authority listing requirements
                        SHEARMAN & STERLING (LONDON) LLP
                                 Broadgate West
                                9 Appold Street
                                London EC2A 2AP
                                    England

PROSPECTUS

                                 (ONTARIO LOGO)

                              PROVINCE OF ONTARIO
                                    (Canada)

                               U.S.$4,510,900,000

     By this prospectus, the Province may offer its debt securities, consisting of any combination of debentures, notes and bonds, and warrants to purchase debt securities.

     We may offer from time to time up to U.S.$4,510,900,000 (plus such additional principal amount as may be necessary such that if the debt securities are issued at an original discount, the aggregate initial offering price will not exceed U.S.$4,510,900,000) aggregate offering amount of debt securities and warrants or the equivalent in other currencies. We will provide the specific terms of these debt securities and warrants in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

                     This prospectus is dated May 23, 2006.

                               TABLE OF CONTENTS

About This Prospectus.......................................      3
Where You Can Find More Information.........................      3
Forward-Looking Statements..................................      4
Province of Ontario.........................................      4
Description of Debt Securities and Warrants.................      4
  General...................................................      4
  Prescription..............................................      5
  Form, Exchange and Transfer...............................      5
  Registered Global Securities..............................      6
  Payment of Interest and Principal.........................      7
  Warrants..................................................      7
  Canadian Income Tax Considerations........................      7
  United States Income Tax Considerations...................      8
  Enforceability and Governing Law..........................     10
Use of Proceeds.............................................     10
Plan of Distribution........................................     10
Debt Record.................................................     11
Legal Matters...............................................     11
Authorized Agent............................................     11
Experts and Public Official Documents.......................     11

                             ---------------------

     THE PROSPECTUS SUPPLEMENT THAT RELATES TO YOUR DEBT SECURITIES OR WARRANTS MAY UPDATE OR SUPERSEDE ANY OF THE INFORMATION IN THIS PROSPECTUS.

     The words "the Province", "we", "ours", or "us" refer to the Province of Ontario.

                             ABOUT THIS PROSPECTUS

     This prospectus has been filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings for total aggregate proceeds of up to U.S.$4,510,900,000 (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed U.S.$4,510,900,000). This prospectus provides you with a general description of the debt securities and warrants we may offer. Each time we sell debt securities or warrants we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION below.

     References in this prospectus to "Cdn.$" are to lawful money of Canada and "U.S.$" are to lawful money of the United States of America. The inverse of the noon buying rate in New York, New York on May 23, 2006 for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was Cdn.$1.00 = U.S. $0.8949.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Province is not subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, it does file an annual report and other information with the SEC on a voluntary basis. These reports include certain financial, statistical and other information about the Province. You may read and copy any document the Province files with the SEC at the SEC's public reference facility at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information. Information filed by the Province is also available from the SEC's Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services.

     The SEC allows the Province to "incorporate by reference" into this prospectus information filed with the SEC, which means that the Province can disclose important information to you by referring you to these documents.

     This prospectus incorporates by reference the documents listed below:

     - the Province's Annual Report on Form 18-K for the year ended March 31, 2005 and the exhibits thereto; and

     - all amendments to the Province's Annual Report on Form 18-K for the year ended March 31, 2005 filed prior to the date of this prospectus.

     The Province also incorporates by reference all future annual reports on Form 18-K and amendments to such annual reports, and any other information the Province files with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act until it sells all of the debt securities and warrants authorized to be offered by this Prospectus. Each time the Province files a document with the SEC that is incorporated by reference, the information in that document automatically updates or supersedes the information contained in previously filed documents.

     You may request a free copy of the annual report and amendments to the annual report by writing or calling the Province at the following address:

  Province of Ontario
  Ontario Financing Authority
  One Dundas Street West
  Suite 1400
  Toronto, Ontario
  Canada, M5G 1Z3

  Telephone: (416) 325-8103

     You should rely only on the information incorporated by reference or contained in this prospectus or any prospectus supplement. The Province has not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The Province is not making an offer of these debt securities or warrants in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     The following documents relating to the Province's securities offered by this prospectus may contain forward-looking statements:

     -  this prospectus;

     -  any prospectus supplement; and

     - the documents incorporated by reference into this prospectus and any prospectus supplement.

     Forward-looking statements are statements that are not historical facts, including statements about the Province's beliefs and expectations. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

                              PROVINCE OF ONTARIO

     The Province of Ontario has the highest level of economic activity and the largest population of any of Canada's ten provinces. It is Canada's leading manufacturing and trading province. Gross Domestic Product ("GDP") at current market prices in 2004 was Cdn.$517,407 million, representing 40.1% of the Canadian GDP. Personal income per capita in 2004 was Cdn.$31,978, or 5.4% above the national average.

     The provincial economy displays many of the characteristics of a mature economy, including substantial secondary and service sectors. In broad terms, the primary sector is composed of agriculture, mining and forestry, while manufacturing, utilities and construction form the secondary sector. The remaining categories, such as transportation, communication, wholesale and retail trade, and business and public service, make up the service sector.

     Ontario covers an area of approximately 1,076,395 square kilometers (415,598 square miles), about 10.8% of Canada, and is about 11.0% as large as the United States. The estimated population of Ontario on July 1, 2005 was 12.5 million, or 38.9% of Canada's total population of 32.3 million. Since 1992, the populations of Ontario and Canada have increased at average annual rates of 1.3% and 1.0%, respectively. Although it constitutes only 12% of the area of the Province, Southern Ontario contains over 93.6% of its population. The provincial capital is Toronto. The estimated population of the Greater Toronto Area, the largest metropolitan area in Canada, was 5.76 million on July 1, 2005.

                  DESCRIPTION OF DEBT SECURITIES AND WARRANTS

     The Province may issue debt securities and warrants in distinct series at various times. This section summarizes the terms of the debt securities and warrants that are common to all series. The particular terms and provisions of a series of debt securities and warrants, and how the general terms and provisions described below may apply to that series, will be described in a supplement to this prospectus.

     If the terms described in the prospectus supplement that relates to your series differ from the terms described in this prospectus, you should rely on the terms described in the prospectus supplement. The prospectus supplement that relates to your debt securities or warrants may update or supersede any of the information in this section.

GENERAL

     The debt securities will be our direct unsecured obligations and among themselves will rank pari passu and be payable without preference or priority. The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal and interest on the debt securities will be a charge on and payable out of the Consolidated Revenue Fund of Ontario.

     The prospectus supplement that relates to your debt securities will specify the following terms:

     -  price and aggregate principal amount of the debt securities;

     -  title of the debt securities;

     - the stated maturity date of the debt securities, which is the date on which the Province must repay the principal amount of the debt securities;

     - the interest rate which the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

     - the issue date and the date from which interest will accrue, the dates on which the Province must pay interest, and the record dates for payment of interest;

     -  where and how the Province will pay principal and interest;

     - whether and in what circumstances the debt securities may be redeemed or repaid before maturity;

     - whether and in what circumstances the debt securities may be convertible into debt securities of a different series or other indebtedness of the Province;

     -  whether and in what circumstances sinking fund payments will be made;

     - whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

     - whether the debt securities will be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issue is below market rates) to be sold at a substantial discount below their stated principal amount;

     - any currency in which the Province may denominate or pay interest or principal on the debt securities;

     - whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security will be exchangeable for certificated (physical) securities;

     - the exchange or exchanges, if any, on which application for listing of the debt securities may be made; and

     -  any other material terms of the debt securities.

     If applicable, the prospectus supplement will also describe any material United States or Canadian federal income tax considerations applicable to the debt securities.

PRESCRIPTION

     The debt securities will become void unless presented for payment within a period of the lesser of two years, or the period prescribed by law, from the date on which payment in respect of such debt securities become due and payable or if the full amount of the moneys payable on such date in respect of the debt securities has not been received by the fiscal agent on or prior to such date, the date on which notice is duly given to the holders of the debt securities that such moneys have been so received.

FORM, EXCHANGE AND TRANSFER

     The debt securities will be issued:

     -  only in fully registered form;

     -  without interest coupons; and

     - in minimum aggregate principal amounts of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, or as described in the prospectus supplement.

     The Province may, but is not required to, appoint a fiscal agent or agents to act on its behalf in connection with the debt securities. If appointed, the duties of the fiscal agent for any series of debt securities will be governed by a fiscal agency agreement for that particular series. The Province may appoint different fiscal agents for different series of debt securities and may vary or terminate the appointment of any fiscal agent at any time. The Province may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent. The fiscal agent, if any, will be the agent of the Province, will not be trustee for the holders of debt securities and will not have the same responsibilities or duties to act for such holders as would a trustee.

     Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will maintain at an office in the Borough of Manhattan, City of New York, a register for the registration of transfers of debt securities issued in registered form.

     You may exchange debt securities registered in your name for other authorized denominations of the same series of equal aggregate principal amount. You may arrange to exchange or transfer debt securities registered in your name at the office of the fiscal agent or other person identified in the prospectus supplement. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made after the fiscal agent or other person authorized by the Province is satisfied with your evidence of title.

REGISTERED GLOBAL SECURITIES

     The prospectus supplement that relates to your debt securities will indicate whether any of the debt securities you purchase will be represented by one or more fully registered global debt securities. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of a depositary or its nominee identified in the prospectus supplement, and will be deposited with the depositary, its nominee or a custodian (the "depositary"). The specific terms of the depositary arrangement in respect of registered global securities will be described in the prospectus supplement relating to the global securities. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the depositary. The debt securities represented by a global security may not be transferred to the name of the investor unless the special circumstances described below occur. Any investor wishing to beneficially own a debt security represented by a global security must do so indirectly through brokers, banks or other financial institutions who are participants in the depositary.

SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES

     Our obligations, as well as the obligations of the fiscal agent and those of any agents retained by us or the fiscal agent, are owed only to persons who are registered as holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to these types of arrangements.

     An investor should be aware that when debt securities are issued in the form of global securities:

     -  the investor cannot get debt securities registered in its own name;

     - the investor cannot receive physical certificates for its interest in the debt securities;

     - the investor must look to its own bank or brokerage firm for payments on the debt securities and protection of its legal rights relating to the debt securities;

     - the investor may not be able to sell or pledge interests in the debt securities to some insurance companies and other institutions that are required to hold the physical certificates of debt securities that they own;

     - the depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security;

     - the Province and the fiscal agent have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security;

     - the Province and the fiscal agent do not supervise or review the records of the depositary in any way; and

     - the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

SPECIAL SITUATIONS WHEN THE GLOBAL SECURITY WILL BE TERMINATED

     In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates. The Province will issue debt securities in the names advised by the depositary. An investor may choose whether to hold debt securities directly in its own name or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their beneficial interests in debt securities transferred into their own names, so that they will be direct registered holders.

     The special situations for termination of a global security are:

     - when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary (unless a replacement depositary is named); and

     -  when and if we decide to terminate a global security.

     The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not the Province or the fiscal agent) is responsible for deciding the names of the institutions that will be the registered holders after the exchange and also for advising the Province and the fiscal agent what the names will be.

PAYMENT OF INTEREST AND PRINCIPAL

     On every interest payment date specified in the prospectus supplement, the Province will pay the interest due on a debt security to the person in whose name the debt security is registered at the close of business on the related "record date". The record date will be specified in the prospectus supplement.

     We, our registrar and any of our paying agents appointed through a fiscal agency agreement shall treat the registered holders of the debt securities as the absolute owners thereof for all purposes whatsoever and all payments to or on the order of the registered holders shall be valid and shall discharge our liability and that of the registrar of the debt securities to the extent of the sum or sums so paid.

     Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will make all payments of principal and interest on the debt securities available to the fiscal agent, if any, on the designated dates in immediately available funds. The fiscal agent, if any, will in turn make payments to the registered holders of the debt securities (or, in the case of a global security, to the depositary) as soon as possible. Any payments of principal and interest on the debt securities are subject to local laws and regulations, including any applicable withholding or other taxes.

WARRANTS

     The Province may issue warrants for the purchase of debt securities, either separately or together with debt securities. The warrants, if any, will be issued under warrant agreements between the Province and a bank or trust company, as warrant agent. The terms of any such agreement will be described in the prospectus supplement that relates to your particular warrants. The prospectus supplement that relates to your particular warrants will describe the following terms:

     - the terms listed under the heading "Description of Debt Securities and Warrants -- General -- Information to be Specified in the Prospectus Supplement", as they relate to the particular debt securities you have the right to purchase if you exercise your warrants;

     - the amount of debt securities each warrant entitles you to purchase if you exercise your warrants and the purchase price to you of those debt securities;

     - the procedures you must follow and the conditions you must satisfy in order to exercise your warrants;

     - the dates on which your right to exercise your warrants begins and expires;

     - whether and when your warrants and any debt securities issued together with your warrants may be sold or transferred separately;

     - whether the certificates that represent the warrants will be issued in registered or bearer form, whether they will be exchangeable as between such forms, and if issued in registered form, where the warrants can be transferred and registered;

     - whether and under what conditions the warrants may be terminated or cancelled by the Province; and

     - whether there are any special United States or Canadian federal income tax considerations applicable to the warrants, including possible original issue discount on debt securities issued with warrants.

CANADIAN INCOME TAX CONSIDERATIONS

     The following summary of Canadian income tax considerations relevant to the debt securities is general in nature only and does not constitute legal or tax advice to you or any prospective investor in the debt securities. You should consult with your own tax advisor before investing in the debt securities.

     The following summary fairly describes the principal Canadian federal income tax consequences generally applicable to a beneficial owner of debt securities who for purposes of the Income Tax Act (Canada) (the "Act") is not resident and is not deemed to be resident in Canada and who does not use or hold and is not deemed to use or hold the debt securities in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder"). This summary is based on the provisions of the Act, the regulations thereunder in force on the date hereof and the current administrative and assessing practices and policies published by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action. This summary does not address provincial, territorial or foreign income tax considerations. No assurances can be given that changes in the law or administrative practices or future court decisions will not affect the tax treatment of a Non-resident Holder.

     This summary is of a general nature only, does not include all Canadian federal income tax considerations and is not intended to be, nor should it be considered to be, legal or tax advice to any particular beneficial owner and no representation with respect to the consequences to any particular Non-resident Holder is made. Therefore, you should consult your own tax advisors for advice regarding your particular circumstances.

     Under the Act, the Province is not required to withhold tax from interest (including amounts on account of or in lieu of payment of, or in satisfaction of, such interest) or principal paid or credited or deemed to be paid or credited by the Province on debt securities to a Non-resident Holder except where all or any portion of such interest is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any similar criterion or by reference to dividends payable on any class of shares of the capital stock of a corporation and the debt security is not a prescribed obligation for purposes of paragraph 212(1)(b) of the Act. A "prescribed obligation" for these purposes is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof is contingent or dependent upon the use of, or production from, property in Canada or is computed by reference to any of the criteria described in the previous sentence, other than the purchasing power of money. The applicability of the foregoing exceptions to a particular issue of debt securities will be dealt with as necessary in the prospectus supplement relating to the issue of the debt securities.

     In the event that a debt security is redeemed, cancelled, repurchased or purchased by the Province or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases the price for which the debt security was assigned or transferred by a resident in Canada to the Non-resident Holder, the difference between the price for which the debt security is redeemed, cancelled, repurchased or purchased or otherwise assigned or transferred and the issue (or such other) price may in certain circumstances, be deemed to be interest and may be subject to Canadian non-resident withholding tax if the debt security is not an excluded obligation within the meaning of subsection 214(8) and such interest is not otherwise exempt from Canadian non-resident withholding tax. A debt security will be an "excluded obligation" if interest in respect of such debt security is exempt from Canadian non-resident withholding tax because such debt security is described in the previous paragraph.

     Generally, no other tax on income or capital gains is payable in respect of debt securities or the interest thereon by Non-resident Holders.

UNITED STATES INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences of the ownership and disposition of U.S. dollar denominated debt securities to U.S. Holders (as defined below) that acquire debt securities at original issuance at their "issue price" and hold such debt securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is limited to debt securities whose "issue price" is, for United States federal income tax purposes, generally not less than their "stated redemption price at maturity," each as defined in section 1273 of the Code. Tax consequences of debt securities with different terms will be addressed in the prospectus supplement. This summary is based on the Code, existing and proposed Treasury regulations promulgated under the Code, and administrative and judicial interpretations of the Code and those regulations (all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect).

     This summary does not discuss all of the tax consequences that may be relevant to prospective purchasers in light of their particular circumstances or to prospective purchasers subject to special rules, such as banks, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons who will hold debt securities as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar. You should consult with your own tax advisors about the application of United States federal income tax law to your particular situation as well as any tax consequences arising under the federal estate and gift tax laws and the tax laws of any state, local or foreign jurisdiction.

     For purposes of this summary, you are a U.S. Holder if, for United States federal income tax purposes, you are a beneficial owner of a debt security and either:

     - You are a citizen of the United States or a resident of the United States who is a natural person;

     - You are a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

     - You are an estate, and your income is subject to United States federal income taxation regardless of its source; or

     - You are a trust, and (i) both a United States court is able to exercise primary supervision over your administration, and one or more United States persons have the authority to control all of your substantial decisions, or (ii) you have a valid election in effect under applicable Treasury regulations to be treated as a United States person.

     If a partnership holds a debt security, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding a debt security should consult their tax advisor.

INTEREST

     In general, you will be required to include payments of stated interest on the debt securities in your gross income as ordinary interest income at the time the interest is accrued or received in accordance with your method of accounting for United States federal income tax purposes. This interest will be foreign source income for foreign tax credit purposes and generally, for interest paid in taxable years beginning before January 1, 2007, will be either "passive" or "financial services" income, and for interest paid in taxable years beginning after December 31, 2006, will be "passive category" or "general category" income.

SALE, EXCHANGE, OR RETIREMENT

     Upon the sale, exchange or retirement of a debt security, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amounts attributable to accrued but unpaid interest, which, unless you have previously included the interest in income, will be taxable to you as such) and your adjusted tax basis in the debt security. Your adjusted basis in a debt security generally will be the amount you paid to purchase the debt security. Your gain or loss will generally be a long-term capital gain or loss if you have held the debt securities for more than one year. Non-corporate U.S. Holders, including individuals, generally are eligible for a reduced rate of taxation on long-term capital gain. The deduction of capital losses is subject to limitations under the Code. Your gain or loss generally will be U.S. source for foreign tax credit purposes.

BACKUP WITHHOLDING

     Certain "backup" withholding and information reporting requirements may apply to payments on the debt securities and to proceeds of the sale before maturity of the debt securities. The Province, its agent, a broker, the relevant trustee or any paying agent, as the case may be, may withhold tax from any of these payments to you if you do not furnish your taxpayer identification number (social security number or employer identification number), if you do not certify that you are not subject to backup withholding, or if you otherwise do not comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, corporations) generally are not subject to the foregoing backup withholding and information reporting requirements. The backup withholding rate is currently 28%.

     Any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or a credit against your United States federal income tax provided that the required information is furnished to the Internal Revenue Service by the date required.

     THE ABOVE SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM YOUR OWNERSHIP AND DISPOSITION OF THE

DEBT SECURITIES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ENFORCEABILITY AND GOVERNING LAW

     We have not agreed to waive any immunity from the jurisdiction of the courts of the United States nor have we appointed an agent in the United States upon which process may be served. As a result, you may not be able to sue us in a United States court or enforce a judgment against us if granted by a United States court.

     However, as we have no immunity from the jurisdiction of the Ontario courts, you may bring a law suit against us in the Ontario courts for matters arising under the debt securities or warrants. You may do so whether or not you are a resident of Ontario or a citizen of Canada and without any need to obtain the consent of any public official or authority. A lawsuit against us in an Ontario court will be governed by the Proceedings Against the Crown Act, which, for example, makes the remedies of specific performance and injunctions unavailable against us. The Proceedings Against the Crown Act provides that at least 60 days before the commencement of an action against Ontario, notice of the claim must be served on the Attorney General of the Province.

     Although any order obtained in an action brought in the courts of Ontario against the Province may not be enforced by execution or attachment or process in the nature thereof, the Proceedings Against the Crown Act further provides that the Minister of Finance shall pay out of the Consolidated Revenue Fund the amount payable by the Crown under an order of a court that is final and not subject to appeal or under a settlement of a proceeding in court.

     Further, in the absence of a waiver of immunity by Ontario, it would be possible to obtain a United States judgment in an action against Ontario only if a court were to determine that the United States Foreign Sovereign Immunity Act of 1976 (the "Foreign Sovereign Immunity Act") precludes the granting of sovereign immunity.

     However, even if a United States judgment could be obtained in any such action under the Foreign Sovereign Immunity Act, it may not be possible to obtain in Canada a judgment based on such a United States judgment. Moreover, execution upon property of Ontario located in the United States to enforce a judgment obtained under the Foreign Sovereign Immunity Act may not be possible except under limited specified circumstances.

     Unless otherwise provided in the applicable prospectus supplement, the debt securities and warrants and the fiscal agency agreement and the warrant agreement, if any, will be governed by the laws of Ontario and the laws of Canada applicable in Ontario.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general Provincial purposes.

                              PLAN OF DISTRIBUTION

     We may sell debt securities and warrants to the public:

     -  through agents;

     -  through underwriters or dealers; or

     -  directly to purchasers.

     We will describe in a prospectus supplement the specific plan of distribution for a particular series of debt securities or warrants, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the debt securities or warrants, the proceeds to the Province from the sale of the debt securities or warrants, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

     We may distribute debt securities and warrants from time to time in one or more transactions:

     -  at a fixed price or prices, which may change;

     -  at market prices prevailing at the time of sale;

     -  at prices related to such prevailing market prices; or

     -  at prices to be negotiated with purchasers.

     Debt securities and warrants may be sold through agents designated by us. The agents will solicit offers by institutions to purchase the offered debt securities or warrants directly from the Province, pursuant to contracts providing for payment and delivery on a future date. The applicable prospectus supplement will set forth the commission we will pay to the agents and any conditions to the contracts. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring such debt securities or warrants for its own account. The applicable prospectus supplement will also set forth whether underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased.

     In connection with the sale of debt securities and warrants, the Province, or purchasers of debt securities and warrants for whom the underwriters may act as agents, may compensate the underwriters in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of debt securities and warrants may be deemed to be underwriters and any discount or commissions received by them from the Province, and any profit on the resale of debt securities and warrants by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement will identify any underwriters with respect to the debt securities and warrants.

     We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of debt securities and warrants against certain liabilities, including liabilities under the Securities Act, or to provide contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

                                  DEBT RECORD

     The Province has never defaulted on any of its direct or guaranteed obligations. Payments have been made when due, subject during wartime to any applicable laws and regulations forbidding such payment.

                                 LEGAL MATTERS

     Unless otherwise indicated in the prospectus supplement, the legality of the debt securities and warrants, and certain other matters of Canadian and Ontario law, will be passed upon by:

     - the Deputy Attorney General of the Province of Ontario, Assistant Deputy Attorney General of the Province of Ontario, the Acting Assistant Deputy Attorney General of the Province of Ontario or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance; and

     -  Stikeman Elliott LLP, Canadian counsel to the underwriters.

     Certain matters of United States law in connection with the offering of the debt securities and warrants will be passed upon by:

     -  Shearman & Sterling LLP, United States counsel to the Province; and

     -  Davis Polk & Wardwell, United States counsel to the underwriters.

                                AUTHORIZED AGENT

     The authorized agent of the Province in the United States is the Counsellor, Canadian Embassy, 501 Pennsylvania Avenue N.W., Washington, D.C. 20001.

                     EXPERTS AND PUBLIC OFFICIAL DOCUMENTS

     Information included or incorporated by reference herein, which is designated as being taken from a publication of the Province or Canada, or an agency or instrumentality of either, is included or incorporated herein on the authority of such publication as a public official document.

     All financial information of the Province included or incorporated by reference herein is obtained from the Public Accounts for the Province of Ontario, the 2006 Ontario Budget, or prepared by the Ontario Ministry of Finance or the Ontario Financing Authority. The information set forth or incorporated by reference herein, other than that set forth under the headings "Description of Debt Securities and Warrants", "Plan of Distribution" and other than as described in the preceding paragraph, was supplied by Michael D. Manning, Executive Director, Ontario Financing Authority, or his representatives in their official capacities.

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                               US$


                              PROVINCE OF ONTARIO

                                    (CANADA)


                           % Bonds due             ,


                             ----------------------



                                 (ONTARIO LOGO)


                             ----------------------



                                 [UNDERWRITERS]



     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Bonds offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


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